EXHIBIT 2.3


William C. Lewis, Esq., Bar No. 77193
Sally A. Morello, Esq., Bar No. 122814
LAW OFFICES OF WILLIAM C. LEWIS
510 Waverley Street
Palo Alto, CA 94301-2009
Telephone: (650) 322-3300
Facsimile: (650) 327-9720

Attorneys for Debtors

                 UNITED STATES BANKRUPTCY COURT

                NORTHERN DISTRICT OF CALIFORNIA

                                    )      Case Nos:
                                    )
In re:                              )
                                    )
LVL COMMUNICATIONS                  )      985-2216    MM
CORPORATION, LVL                    )      985-2219    MM
ADVERTISING, INC., and LVL          )      985-2222    MM
INTERACTIVE, INC.,                  )      Jointly Administered Under
                                    )      Chapter 11
                       Debtors.     )
                                    )
----------------------------------- )      ORDER CONFIRMING
                                           DEBTORS' FIRST AMENDED
                                           JOINT PLAN OF
                                           REORGANIZATION

                                           Date:         April 16, 1998
                                           Time:         3:00 P.M.
                                           Judge:        Marilyn Morgan

       Confirmation of Debtors' First Amended Joint Plan of Reorganization came on for hearing on April 16, 1998 at 3:00 P.M. before The Honorable Marilyn Morgan, United States Bankruptcy Judge. William C. Lewis, Esq., appeared on behalf of Debtors. Other appearances, if any, were noted in the record. The Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code and Debtors' Joint Disclosure Statement filed by Debtors on March 23, 1998, having

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION been transmitted to creditors and equity security holders; and

       Notice of modification to Debtors' Joint Plan of Reorganization having been transmitted to creditors and equity security holders on March 20, 1998, an Amendment to Joint Plan of Reorganization having been filed on March 23, 1998, and Debtors' First Amended Joint Plan of Reorganization ("Plan") which incorporated and integrated the provisions of Debtors' Joint Plan of Reorganization and the Amendment thereto, having been filed by Debtors on April 15, 1998; and

       Debtors and their representatives having solicited acceptances of the Plan and participated in the offer, issuance and sale under the Plan of securities of Reorganized LVL in good faith and in compliance with the applicable provisions of the Bankruptcy Code within the meaning of Section 1125(e) of the Bankruptcy Code; and

       Reorganized LVL being a successor to the Debtor within the meaning of
Section 1145 of the Bankruptcy Code; and

       In connection with the distribution of Equity Securities of Reorganized LVL to holders of claims and interests in Debtors, all of the conditions to availability of the exemption set forth in Section 1145 of the Bankruptcy Code having been met; and

       It having been determined after hearing on notice that the requirements of confirmation set forth in 11 U.S.C. Section 1129(a) have been satisfied;

           IT IS ORDERED that:

           1.    Debtors' Joint Disclosure Statement is approved.
           2. The Plan filed by Debtors on April 15, 1998 is confirmed. A copy of the confirmed Plan is attached hereto as Exhibit "A."

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

       3. The Court makes the following findings with regard to the assumption and assignment of the Lease: The assignment of the Lease from Debtors to Steelcase, Inc., is being made for reasonably equivalent value and is not being made with actual intent to hinder, delay or defraud creditors or the estate; therefore, the transfer is not a fraudulent conveyance.

       4. Any indemnity claim Steelcase, Inc., may have against Debtors is hereby granted administrative priority in the within jointly administered cases.

       5. Steelcase, Inc., shall have relief from the automatic stay to obtain possession of the Premises in the event Debtors do not vacate the Premises as set forth in the Assumption Agreement or any Sublease entered into by Debtors with Steelcase, Inc., extending the date on which Debtors are to vacate the Premises.

       6. Title to Debtor Commercial Lease, as subsequently amended (collectively "Commercial Lease"), with RRC Partners, dated as of February 15, 1996 for the premises located at 499 University Avenue (480 Cowper Street),
Palo Alto, California, shall pass to Steelcase, Inc., free and clear of all liens (specifically excluding the lien of Union Bank and the lien(s) of Santa Clara County for real property taxes) and such liens shall be extinguished and shall be of no further force or effect. Such extinguished liens shall include, but are not limited to, the liens, if any, of Trident III, LLC; The Dot Printer, Inc.; George Rice & Sons; K/P Corporation; Collectronics, Inc. dba Great Western Collection; Colorgraphics, Inc. (Abstract of Judgment recorded October 10, 1997 as Instrument No. 13895015 of Official Records, Santa Clara County, CA);

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

Lyon Financial Services, Inc. (Manifest Group); Miller Freeman, Inc.; Pacific Video Resources (Abstract of Judgment recorded January 26, 1998 as Instrument No. 14025328 of Official Records, Santa Clara County, CA); W. Bradley Electric, Inc. (Abstract of Judgment recorded October 3, 1997 as Instrument No. 13887537 of Official Records, Santa Clara County, CA); and Paula Weinstock.

       7. The Order Approving Assumption and Assignment of Unexpired Commercial Real Property Lease has been executed contemporaneously herewith and is incorporated by reference herein.

       8. The offer and sale under the Plan of Equity Securities of Reorganized LVL in exchange for claims against Debtors or administrative expenses in the cases concerning Debtors are exempt from the provisions of
Section 5 of the Securities Act of 1933, as amended, and any state or local law requiring the registration or qualification for offer or sale of such Equity Securities or registration or licensing of an issuer of, underwriter of, or broker or dealer in such Equity Securities, except to the extent that (a) the availability of such exemption with respect to Equity Securities issued to insiders of Debtors is limited by the Plan or (b) such Equity Securities are to be issued to underwriters, as such term is defined in Section 1145(b) of the Bankruptcy Code.

       9. The Committee shall continue to serve in the case until all agreements, documents, and securities required or permitted in connection with the Plan are entered into, executed and delivered, and/or issued. Without limiting the generality of the foregoing, the Committee shall have the right to
(a) investigate and require the Debtors

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION to file objections to the allowance of any claim or interest pursuant to the provisions hereof relating to Disputed Claims, (b) approve the form, prior to the effectiveness thereof, of all agreements, documents, and securities required or permitted in connection with this Plan (including the agreement for merger or acquisition with Digital Power Holding Company, the amended Articles of Incorporation thereof, and the provisions of any stock options or warrants required or permitted hereunder) for the purpose of assuring that such agreements, documents, and securities conform to the terms of this Plan, and (c) employ and cause the Debtors and/or Reorganized LVL to compensate professionals for services rendered after Confirmation in such amounts as the Committee shall consider appropriate (subject to the right of the Debtors or Reorganized LVL to request review by the Bankruptcy Court of the reasonableness of such compensation). The Committee's right under clause (b) of the preceding sentence shall include the right to bring a motion before the Bankruptcy Court to compel modification of such agreements, documents, and/or securities to cause them to conform to the terms of this Plan.

       10. A quarterly fee shall be paid by Debtors to the United States Trustee, for deposit into the Treasury, for each quarter (including any fraction thereof) until this case is converted, dismissed, or closed pursuant to a final decree, as required by 28 U.S.C. Section 1930(a)(6).

       11. At the end of the first quarter after entry of this Order, Debtors shall file a postconfirmation status report, the purpose of which is to explain the progress made toward substantial consummation of the confirmed Plan. The report shall include a statement of receipts and

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION disbursements, with the ending cash balance, for the entire quarter. The report shall also include information sufficiently comprehensive to enable the Court to determine: (1) whether the Order confirming the Plan has become final; (2) whether deposits, if any, required by the Plan have been distributed; (3) whether any property proposed by the Plan to be transferred has been transferred; (4) whether Debtors under the Plan have assumed the business or the management of the property dealt with by the Plan; (5) whether payments under the Plan have commenced; (6) whether accrued fees due to the United States Trustee under 28 U.S.C. Section 1930(a)(6) have been paid; and (8) whether all motions, contested matters and adversary proceedings have been finally resolved. Further reports must be filed at the end of every quarter thereafter until entry of a final decree, unless otherwise ordered by the Court.

       12. A copy of each report shall be served, no later than the day upon which it is filed with the Court, upon the United States Trustee and such other persons or entities as may request such report in writing by special notice filed with the Court.

       13. Upon Debtors filing an application for a final decree, Debtors shall serve the application on the United States Trustee, together with a proposed final decree. The United States Trustee shall have five (5) days within which to object or otherwise comment upon the Court's entry of the final decree.

       14. Debtor shall pay Dana Commercial Credit ("Dana") $46,636.57 on or before close of business on May 7, 1998 by delivering said funds to Buchalter, Nemer, Fields & Younger. Said payment shall represent

ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION payment in full of all obligations owed Dana by Debtors and Dana shall transfer title, free and clear of all liens, to Debtors of the equipment leased from Dana. In the event Dana does not receive such payment in a timely manner, Dana may file for relief from the automatic stay to proceed with any action Dana deems necessary to take possession of the leased equipment. Further, Dana may file a claim in the Chapter 11 bankruptcy cases.

       15.    This Court hereby retains jurisdiction as set forth in the Plan.



Dated:     April 16, 1998                         MARILYN MORGAN
                                                  -----------------------------
                                                  MARILYN MORGAN
                                                  UNITED STATES BANKRUPTCY JUDGE


ORDER CONFIRMING DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

William C. Lewis, Esq., Bar No. 77193                     FILED
Sally A. Morello, Esq., Bar No. 122814                 APR 15 1998
LAW OFFICES OF WILLIAM C. LEWIS                   KEENAN G. CASADY, CLERK
510 Waverley Street                               United State Bankruptcy Court
Palo Alto, CA 94301-2009                              San Jose, California
Telephone:   (415) 322-3300
Facsimile:  (415) 327-9720

Attorneys for Debtors

                         UNITED STATES BANKRUPTCY COURT

                         NORTHERN DISTRICT OF CALIFORNIA


In re:                           )          Case Nos:
                                 )
                                 )
LVL COMMUNICATIONS CORPORATION,  )          985-2216 MM
LVL ADVERTISING, INC., and LVL   )          985-2219 MM
INTERACTIVE, INC.,               )          985-2222 MM
                                 )
                                 )          Jointly Administered Under
                  Debtors.       )          Chapter 11
---------------------------------  )
                                            DEBTORS' FIRST AMENDED JOINT
                                            PLAN OF REORGANIZATION

                                            Date:    April 16, 1998
                                            Time:         3:00 P.M.
                                            Judge: Marilyn Morgan

                                  EXHIBIT "A"

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

                                TABLE OF CONTENTS

        DEFINITIONS..............................................................1

             Defined Terms ......................................................1
                 "Administrative Expense Claim"..................................1
                 "Allowed Claim" or "Allowed Interest" ..........................1
                 "Allowed Secured Claim" ........................................2
                 "Ballot"........................................................2
                 "Bankruptcy Code" ..............................................2
                 "Bankruptcy Court"..............................................2
                 "Bankruptcy Rules"..............................................2
                 "Cash"..........................................................2
                 "Claimant"......................................................2
                 "Confirmation"..................................................2
                 "Confirmation Order"............................................2
                 "Creditors' Committee"..........................................2
                 "Debtor" or "Debtors" ..........................................3
                 "Digital" ......................................................3
                 "Disputed Claim" or "Disputed Interest" ........................3
                 "Distribution"..................................................3
                 "Effective Date"................................................3
                 "Employee Shareholders" ........................................3
                 "Equity Security"...............................................4
                 "Final Order" ..................................................4
                 "Plan"..........................................................4
                 "Preference Recoveries" ........................................4

        DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

         "Priority Claim"............................................... 4
         "Priority Creditor"............................................ 4
         "Pro Rata"..................................................... 4
         "Reorganized LVL".............................................. 5
         "Tax Claim".................................................... 5
         "Unclaimed Property"........................................... 5
         "Unimpaired Claims"............................................ 5
         "Unpaid Claim Reserve"......................................... 5
         "Unsecured Claims"............................................. 5
         "Unsecured Claimants".......................................... 5
        Undefined Terms................................................. 5

       CLASSIFICATION OF CLAIMS AND INTERESTS........................... 5

          Nonclassified Claims.......................................... 5
          Classified Claims............................................. 6
          Specification and Treatment of Claims and Interests........... 6

       TREATMENT OF NONCLASSIFIED CLAIMS................................ 7

          Administrative Expenses & Priority Claims..................... 7

       SPECIFICATION AND TREATMENT OF CLASSIFIED CLAIMS................. 8

          Class 1--Pacific Business Funding Corp........................ 8
          Class 2--Bridge Investor (Trident)............................ 9
          Class 3--Dot Printing......................................... 9
          Class 4-A--George Rice & Sons................................ 10

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION


       Class 4-B--Judgment Creditors........................................... 10

       Class 5--Unsecured Creditors............................................ 11

                  Dividend Preferences......................................... 12
                  Liquidation Preference....................................... 12
                  Redemption................................................... 13
                  Conversion Right............................................. 14
                  Antidilution Provisions...................................... 14
                  Voting Rights................................................ 15
                  Board Representation......................................... 15
                  Information Rights........................................... 15
                  Exemptions................................................... 16
                  Contractual Limitations...................................... 16

       Class 6-A--LVL Common Shareholders...................................... 18

       Class 6-B--LVL Rights Holders........................................... 18

       Class 6-C--LVLA and LVLi Equity Holders................................. 19

    MEANS FOR IMPLEMENTATION OF THE PLAN
       SOURCE OF FUNDS......................................................... 19

       Formation and Capitalization of Reorganized Debtor...................... 19
       Liquidity and Transferability of Post-Confirmation Equity Interests..... 21
       Current and Post-Confirmation Management and Consultants................ 22
       Insider Shareholder Notes............................................... 24
       Media Obligations....................................................... 25
       Treatment of Security Interests......................................... 25

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

         Employee Benefits..................................................... 25
         Steelcase Lease Assumption............................................ 25
         Continuing Creditors' Committee....................................... 26

 RECOVERY OF AVOIDABLE TRANSFERS............................................... 27

 UNPAID CLAIMS RESERVE......................................................... 27

 UNCLAIMED PROPERTY............................................................ 28

 RETENTION, ENFORCEMENT AND WAIVER OF CLAIMS................................... 29

 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES......................... 29

 TAXES......................................................................... 30

 REVESTING..................................................................... 30

 BAR DATE AND NOTICE........................................................... 30

    Pre-Petition Claims........................................................ 30

    Administrative Claims...................................................... 30

 POST-CONFIRMATION BUSINESS TRANSACTIONS....................................... 31

 RETENTION OF JURISDICTION..................................................... 31

 POST-CONFIRMATION NOTICES..................................................... 32

 UTILITIES..................................................................... 33

Exhibit "A"--Fujitsu and S3 Media Creditors

Exhibit "B"--Executory Contracts

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      LVL Communications Corporation ("LVL"), LVL Advertising, Inc. ("LVLA"), and LVL interactive, Inc. ("LVLi"), (collectively referred to hereinafter as "Debtor" or "Debtors") propose this First Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code.

I.    DEFINITIONS

      A.     Defined Terms

             1. "Administrative Expense Claim" means any cost or expense of administration of the Chapter 11 cases allowed under Section 503(b) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses to the extent allowed by the Bankruptcy Court under Section 330 of the Bankruptcy Code.

             2. "Allowed Claim" or "Allowed Interest" means a claim against, or Equity Security interest in, the Debtors to the extent that

                    a. If the claim or interest arose or is deemed to have arisen on or before the Filing Date, (1) proof of the claim or interest either is timely filed or is deemed filed under Code Section 1111(a) and (2) the claim or interest either is not the subject of a timely filed objection or is allowed by a Final Order; or

                    b. If the claim arose after the Filing Date and is not deemed to have arisen on or before such date, (1) the claim is of a kind that can be voluntarily paid from the Debtors' estate without specific Bankruptcy Court approval and is so paid or (2) the claim has been allowed by a Final Order; and

                    c.    Such claim is not subject to disallowance pursuant to
Section 502(d) of the Code.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

             3. "Allowed Secured Claim" means the Allowed Claim determined to be secured under provisions of Section 506 of the Bankruptcy Code.

             4. "Ballot" means the form distributed to holders of claims and interests on which is to be stated an acceptance or rejection of Debtors' Plan.

             5. "Bankruptcy Code" means Title 11 of the United States Code and any amendments applicable to this case.

             6. "Bankruptcy Court" means the United States Bankruptcy Court for the Northern District of California or, in the event such court ceases to exercise jurisdiction over this Chapter 11 case, such court or adjunct thereof which thereafter exercises jurisdiction over this Chapter 11 case.

             7. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, as applicable to cases pending before the Bankruptcy Court.

             8. "Cash" means cash and cash equivalents including, but not limited to, checks and other similar forms of payment or exchange.

             9.     "Claimant" means a holder of an Allowed Claim.

             10.    "Confirmation" means entry of the Confirmation Order.

             11. "Confirmation Order" means the entered order of the Bankruptcy Court confirming the Debtors' Plan.

             12. "Creditors' Committee" means the committee of unsecured creditors formed at a general meeting of creditors held on June 24, 1997 and any committee appointed under Section 1102 of the Code.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

             13. "Debtor" or "Debtors" means LVL Communications Corporation, a California corporation, LVL Advertising, Inc., a California corporation, and LVL interactive, Inc., a California corporation, collectively.

             14. "Digital" means Digital Power Holding Company, a Nevada corporation in good standing, subject to the reporting requirements under the Securities Exchange Act of 1934, with 1,000,000 shares of common stock outstanding.

             15. "Disputed Claim" or "Disputed Interest" means a claim against, or equity security interest in, a Debtor (a) which has been included in the Debtors' schedules as disputed, contingent, or unliquidated, unless proof of such claim has been filed which has not been objected to, or (b) as to which the Debtor or any other party in interest has interposed an objection in accordance with the Bankruptcy Code and the Bankruptcy Rules, which objection has not been withdrawn or determined by a Final Order.

             16. "Distribution" means the Cash or Equity Security to be distributed under the Plan to holders of Allowed Claims, Allowed Interests or other parties in interest under the terms of the Plan.

             17. "Effective Date" means the date on which acquisition of Debtors by Digital or merger of Debtors into Digital takes place, which shall occur as soon as practicable after the order confirming the Plan becomes a Final Order, but in no event later than 90 days after the Final Order.

             18. "Employee Shareholders" means Steve Sousa, Ron Ewing and Ed Dilworth, collectively.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

             19. "Equity Security" means any equity interest in Debtors or in Reorganized LVL including, but not limited to, preferred and common stock, options and warrants.

             20. "Final Order" means an order of the Bankruptcy Court as to which (a) any appeal that has been taken, with respect to which there has been a stay pending appeal, has been finally determined or dismissed, or (b) the time for appeal has expired and a notice of appeal has not been filed timely, or (c) a notice of appeal has been timely filed for which there is no stay issued pending appeal.

             21.    "Plan" means this First Amended Joint Plan of
Reorganization together with any amendments or modifications thereto which may be filed by Debtors.

             22. "Preference Recoveries" means proceeds, if any, from pending or future preference actions commenced by Debtors.

             23. "Priority Claim" means any claim, other than an Administrative Expense Claim or a Tax Claim, to the extent entitled to priority in payment under Section 507(a) of the Bankruptcy Code.

             24. "Priority Creditor" means any creditor that holds a Priority Claim.

             25. "Pro Rata" means proportionately so that the ratio of the consideration distributed on account of an Allowed Claim or Allowed Interest in a class to the consideration distributed on account of all Allowed Claims or Allowed Interests in the class is the same as the ratio of such Allowed Claim or Allowed Interest to all Allowed Claims or Allowed Interests in the class, subject to the provisions set forth in the Plan regarding fractional distributions.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

             26. "Reorganized LVL" means Digital subsequent to Digital's merger with LVL or LVL becoming a wholly owned subsidiary of Digital.

             27. "Tax Claim" means any claim that is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

             28. "Unclaimed Property" means any distributions which remain unclaimed ninety (90) days following each distribution under the Plan.

             29. "Unimpaired Claims" means any claims which are not impaired under Debtors' Plan in accordance with Section 1124 of the Bankruptcy Code.

             30. "Unpaid Claim Reserve" means an account which will contain funds and/or Reorganized LVL Equity Securities designated for Claimants who hold Disputed Claims. The funds held in the Unpaid Claim Reserve will be maintained in an interest bearing account.

             31. "Unsecured Claims" means all Allowed Claims other than Allowed Secured Claims, Administrative Expense Claims, Priority Claims, Tax Claims, and claims of Classes 1, 2, 3, 4-A, 4-B, 6-A, 6-B and 6-C.

             32. "Unsecured Claimants" means any Claimant that is the holder of an Unsecured Claim.

      B. Undefined Terms: A term used, but not defined in Debtors' Plan, but defined in the Bankruptcy Code has the meaning given to that term in the Bankruptcy Code.

II.   CLASSIFICATION OF CLAIMS AND INTERESTS

      A.     Nonclassified Claims: Priority claims pursuant to 11 U.S.C.
Section 507(a) are not classified under this Plan.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      B. Classified Claims: All Allowed Claims (except Allowed Claims treated under Article III of this Plan) and Allowed Interests are placed in the following Classes:

             Class 1:     Pacific Business Funding Corporation secured
                          claim and warrants;
             Class 2:     Trident III, LLC, secured claim;
             Class 3:     Dot Printer claim;
             Class 4-A:   George Rice & Sons claim;
             Class 4-B:   Miscellaneous Claimants with judicial liens;
             Class 5:     Unsecured Claims;
             Class 6-A:   LVL common shareholders;
             Class 6-B:   Holders of rights to acquire common stock of LVL;
                          and
             Class 6-C:   LVLA and LVLi Equity Holders.

      C. Specification and Treatment of Claims and Interests: The treatment of the claims and interests described below applies only to Allowed Claims and Allowed Interests. Distributions to holders of claims or interests that are not Allowed Claims or Allowed Interests as of the Effective Date will be made, in accordance with the Plan provisions for such classes of claims and interests, after each such claim or interest becomes an Allowed Claim or Allowed Interest. Debtors may file an objection to the allowance of any claim or interest no later than 60 days after the Effective Date (the "First Claim Objection Date"). Within the 30 days following receipt of a report from Debtors identifying all claims and indicating claims which Debtors have objected to, the Creditors' Committee may identify to Reorganized LVL additional objections to claims which the Creditors' Committee believes should be filed ("Creditor Objection Notice") and Debtors shall file such objections within 60 days following receipt of the Creditor Objection Notice if timely received.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

III.  TREATMENT OF NONCLASSIFIED CLAIMS

      Administrative Expenses & Priority Claims

      1. Except as provided in paragraphs 2 and 3, below, the holders of Allowed Claims entitled to priority under Section 507(a) of the Bankruptcy Code, except professional fees requiring court approval under Section 330 of the Bankruptcy Code, shall be paid on the Effective Date or as soon thereafter as such a claim becomes an Allowed Claim, except to the extent a holder of such claim has agreed to other treatment. Professional fees shall be paid upon court approval of a duly noticed fee application. All such Administrative Expense Claims and Priority Claims shall retain their priority status until paid in full. Such priority status shall continue in the event such claims are not paid under this Plan, including, but not limited to, conversion of this case to Chapter 7. Post Confirmation fees to professionals shall be paid in full, monthly, unless otherwise agreed with such professionals. The Court shall retain jurisdiction to address Debtors' objections to any fees.

      2. The holders of Allowed Claims entitled to priority pursuant to 11 U.S.C. Section 507(a)(8) may be paid monthly by Debtors over a period of up to six years or sooner at the discretion of Debtors, with interest at the rate allowed by law.

      3. Administrative Expense Claims for goods and services incurred in the ordinary course of Debtors' business will be paid in accordance with Debtors' agreement with the holders thereof.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

IV.   SPECIFICATION AND TREATMENT OF CLASSIFIED CLAIMS

      Holders of Allowed Claims shall receive the distributions set forth in this Article on account of, and in complete satisfaction of, all such Allowed Claims.

      All stock issued pursuant to this Plan shall be issued on the Effective Date or as soon thereafter as is practicable. No fractional shares will be issued, but will instead be rounded to the next nearest whole number.

      1. Class 1 is impaired and consists of the Allowed Secured Claim of Pacific Business Funding Corporation ("PBF"). PBF's Allowed Secured Claim is comprised of the indebtedness and obligations of Debtors to PBF under certain factoring agreements in effect at the commencement of the Chapter 11 cases, which provide for a receivables line of credit (the "Factoring Agreements") and related warrants for acquisition of Debtors' Equity Securities. The obligations and indebtedness of Debtors under the Factoring Agreements are secured by a security interest in all of the Debtors' personal property assets, described in the Factoring Agreements as all "Collateral." This Plan shall not alter the legal, equitable, or contractual rights of PBF except that all warrants held by PBF to purchase shares of Debtors' Equity Securities shall be canceled on the Effective Date and, on the Effective Date, PBF shall receive warrants to purchase 50,000 shares of Reorganized LVL common stock at $0.50 per share.

      PBF shall continue to be paid under and pursuant to the terms of the Factoring Agreements and shall retain its liens upon and security interest in all Collateral until it receives full and final payment of all


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

"Obligations" under and as defined in the Factoring Agreements. In the event PBF continues to provide financing to Reorganized LVL, PBF may enter into a new factoring agreement with Reorganized LVL and may incorporate in such new factoring agreement all of the Obligations of Debtors to PBF under the Factoring Agreements. All of the Debtors' obligations under any new factoring agreement, including the Obligations under the Factoring Agreements, shall be secured by all of the personal property assets of Reorganized LVL.

      2.     Class 2 Bridge Investor is Trident III, LLC ("Trident").
Trident loaned Debtors $600,000 ("Bridge Funding'), secured by Debtors' leasehold interest in 499 University Avenue (480'Cowper Street), Palo Alto, California ("Leasehold"). When the Order confirming the Plan becomes a Final Order, Trident's security interest in the Leasehold shall terminate. Trident shall be issued 600,000 shares of redeemable common stock in Reorganized LVL, redeemable at $1.00 per share. These shares shall be redeemable only in the event that there is a post-confirmation financing for a minimum of $3 million. In addition, Trident shall be issued 440,000 shares of non-redeemable common stock in Reorganized LVL.

      3.     Class 3 is impaired and consists of the Allowed Secured
Claim, if any, of The Dot Printer, Inc., a California corporation ("Dot"). To the extent the Bankruptcy Court determines that Dot is secured pursuant to 11 U.S.C. Section 506, such amount shall be paid in full in equal quarterly payments, including principal and interest, over a period of five (5) years from the Effective Date, including interest at the rate of ten percent (10%) per annum or such other interest rate as may be


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION determined by the Bankruptcy Court if Dot objects to such rate. Any unsecured portion of Dot's claim will be treated as a non-priority, unsecured claim in Class 5, below. To the extent secured by Section 506 of the Bankruptcy Code and not otherwise avoidable, Dot will retain its lien (other than a lien on the leasehold being transferred to Steelcase under the Plan) with the same validity, priority and effect it held immediately prior to the filing date of the Chapter 11 cases.

      4. Class 4-A is impaired and consists of the Allowed Secured Claim, if any, of George Rice & Sons, a division of World Color Press, Inc., a Delaware corporation ("Rice"). To the extent the Bankruptcy Court determines that Rice is secured and/or is not avoidable pursuant to 11 U.S.C. Sections
506 and 547 or other provisions of the Bankruptcy Code, such amount shall be paid in full in equal quarterly payments, including principal and interest, over a period of five (5) years from the Effective Date, including interest at the rate of ten percent (10%) per annum or such other interest rate as may be determined by the Bankruptcy Court if Rice objects to such rate. Any unsecured portion of Rice's claim will be treated as a non-priority, unsecured claim in Class 5, below. To the extent secured by Section 506 of the Bankruptcy Code and not otherwise avoidable, Rice will retain its lien (other than a lien on the leasehold being transferred to Steelcase under the Plan) with the same validity, priority and effect it held immediately prior to the filing date of the Chapter 11 cases.

             Class 4-B is impaired and consists of the Allowed Secured Claims, if any, of any other Creditors who obtain judgment liens or any other type of judicial liens (including but not limited to attachments,


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION temporary protective orders, liens pursuant to an Order of Examination, or personal or real property judgment liens) against Debtors' assets. To the extent the Bankruptcy Court determines that any Class 4-B creditor is secured and/or is not avoidable pursuant to 11 U.S.C. Sections 506 and/or 547 or other provisions of the Bankruptcy Code, such amount shall be paid in full in equal quarterly payments, including principal and interest, over a period of five (5) years from the Effective Date, including interest at the rate of ten percent (10%) per annum or such other interest rate as may be determined by the Bankruptcy Court if any Class 4-B creditor objects to such rate. Any unsecured portion of any Class 4-B creditor's claim will be treated as a non-priority, unsecured claim in Class 5, below. To the extent secured by Section 506 of the Bankruptcy Code and not otherwise avoidable, any Class 4-B creditor will retain its lien (other than a lien on the leasehold being transferred to Steelcase under the Plan) with the same validity, priority and effect it held immediately prior to the filing date of the Chapter 11 cases.

      5. Class 5 is impaired and consists of all non-priority Allowed Unsecured Claims. Each Claimant with an Allowed Claim in Class 5 shall receive a pro rata portion of 600,000 shares of Series A Convertible Preferred Stock ("Preferred Stock") in Reorganized LVL, unless such Claimant elects to receive Cash in lieu of such portion pursuant to the next paragraph.

      Class 5 Claimants holding claims of $5,000 or less may elect to receive 10% of their Allowed Claims, in Cash, on the Effective Date, in lieu of receiving Preferred Stock in Reorganized LVL. In addition, Class 5 Claimants holding Allowed Claims in excess of $5,000 may elect to


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION reduce their Allowed Claims to $5,000 and receive $500 on the Effective Date (10% of the reduced Allowed Claim), in lieu of receiving Preferred Stock in Reorganized LVL. The election by any Class 5 Claimants to receive cash on the Effective Date rather than Preferred Stock in Reorganized LVL pursuant to this provision is hereinafter referred to as the "Cash Option." The pool of 600,000 preferred shares of Reorganized LVL will be reduced by the percentage in dollar amount of Allowed Claims electing the Cash Option.

      The Preferred Stock shall have the rights, privileges and preferences as follows:

                    a. Dividend Preferences. The holders of the Preferred Stock shall, upon the vote of the majority of the Board of Directors, be entitled to receive, out of any funds legally available therefor, cumulative dividends at a rate of $0.05 per share, per year, prior and in preference to any payment of any dividend on the common stock. Such dividends shall be paid when, as and if declared by the Board of Directors. The dividend rights and preferences of the Preferred Stock shall be senior to those of the common stock. After the dividend preferences of the Preferred Stock due in a given year have been paid in full, all remaining dividends in such year, if any, shall be paid equally on the common stock and the Preferred Stock.

                    b. Liquidation Preference. In the event of any liquidation, dissolution or winding up of Reorganized LVL, or the sale, merger or combination of Reorganized LVL, a public offering in excess of $25 million, a merger or consolidation of Reorganized LVL in which its shareholders do not retain a majority of the voting power in the

 DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION surviving corporation, or a sale of all or substantially all of Reorganized LVL's assets (singularly or collectively referred to as a "Liquidation Preference Event") or a Liquidating Preference Event of LVL Subsidiary (as hereafter defined) if LVL is not merged into Digital, the holders of the Preferred Stock will be entitled to receive an amount equal to $6.67 per share for the Preferred Stock, plus an amount equal to all declared but unpaid dividends thereon (the "Preference Amount"). After the Preference Amount on all outstanding shares of Preferred Stock has been paid, any remaining funds and assets of Reorganized LVL legally available for distribution to shareholders shall be distributed pro rata solely among the holders of the common stock. If Reorganized LVL has insufficient assets to permit payment of the Preference Amount in full to all holders of the Preferred Stock, then the assets of Reorganized LVL shall be distributed ratably to the holders of the Preferred Stock in proportion to the Preference Amount each such holder would otherwise be entitled to receive. Reorganized LVL shall give Class 5 Claimants holding Preferred Stock thirty (30) days advance written notice prior to a Liquidation Preference Event and such persons shall have the right to convert to common stock as described below during such thirty (30) day period.


                    c. Redemption. The Preferred Stock shall be redeemable in part or in full at the option of Reorganized LVL on thirty (30) days advance written notice to the holders of the Preferred Stock for a redemption price of $6.67 per share. Upon receipt of notice of Reorganized LVL's intention to redeem the Preferred Stock, each holder of the Preferred Stock shall have the option to convert to common stock

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION as described below. Any partial redemption shall be made on a pro rata basis.


                    d. Conversion Right. Each holder of the Preferred Stock shall have the right to convert the Preferred Stock into shares of common stock in part or in full at any time, including within 30 days after notice by Reorganized LVL of its intention to redeem the Preferred Stock or of a Liquidation Preference Event. The initial conversion rate for the Preferred Stock shall be one-for-one. All rights incident to a share of Preferred Stock (including but not limited to rights to any declared but unpaid dividends) will terminate automatically upon any conversion of such share into common stock.

                    e. Antidilution Provisions. The number of shares of common stock issuable upon conversion of each share of Preferred Stock shall be subject to adjustment from time to time upon the occurrence of certain events described below and the number of shares of common stock issuable for each share of the Preferred Stock at any given time shall be subject to adjustment as follows: In the event Reorganized LVL shall (i) pay a dividend or make a distribution on its shares of common stock in shares of common stock, (ii) subdivide or reclassify its outstanding common stock in shares of common stock into a greater number of shares, or (iii) combine or reclassify its outstanding common stock into a smaller number of shares, the conversion ratio in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the Preferred Stock converted after such date shall be entitled to receive the aggregate

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION number and kind of shares which, if the Preferred Stock had been converted by such holder immediately prior to such date, the holder would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any such event listed above shall occur. The conversion ratio shall be adjusted upon issuance of additional common stock or rights to acquire common stock at a price of less than $1.00 per share, except those rights specifically required or permitted in connection with this Plan.


             f. Voting Rights. The holders of the Preferred Stock shall have the right to vote as a class on (i) the merger, sale, liquidation or dissolution of Reorganized LVL and/or LVL Subsidiary, (ii) a sale of all or substantially all of Reorganized LVL's or LVL Subsidiary's assets, (iii) any increase in the number of authorized shares of any class or series of Reorganized LVL Equity Securities, (iv) creation of any new class or series of Equity Securities in Reorganized LVL and/or LVL Subsidiary, (v) any increase in the number of members of the Board of Directors of Reorganized LVL and LVL Subsidiary, and (vi) election of one member of the Board of Directors of Reorganized LVL and LVL Subsidiary.

              g. Board Representation. The rights of the holders of the Preferred Stock to elect a member of the Board of Directors shall terminate once
(1) more than 50% of the Preferred Stock has converted to common stock, (2) a Liquidation Preference Event has occurred, or (3) more than 50% of the Preferred Stock has been redeemed.

              h. Information Rights. Reorganized LVL will furnish holders of the Preferred Stock with annual unaudited consolidated

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION financial statements together with such notes and commentary by management as is usual and customary, as well as copies of all form 10-Q's and 10-K's filed by Reorganized LVL.

                  i. EXEMPTIONS. Stock and warrants being issued to Classes 1, 2, 5 and 6-A in exchange for a claim against or interest in or a claim for an administrative expense in the case (and all securities issued upon conversion or exercise of such stock and warrants) are exempt pursuant to the provisions of ss.1145(a) of the Bankruptcy Code. However, this provision shall nor be construed as limiting any restrictions imposed on holders of control securities by Rule 144 promulgated by the Securities and Exchange Commission or contractual limitations imposed by this Plan.

                  j. CONTRACTUAL LIMITATIONS. Stock and warrants issued to Classes 1, 2, 5 and 6-A and the shares issued to Mackenzie Shea, Inc. ("MSI") and certain others will be subjected to the lock-up provisions described below ("Lock-up Provisions"). Lock-Up Provisions are contractual provisions on the ability to transfer shares evidenced by a written agreement that shares will not be sold, hypothecated, pledged, encumbered, or otherwise transferred for a particular period of time and further evidenced by a legend on the stock certificate. Lock-Up Provisions for shares issued to Classes 1, 2, 5, 6-A and MSI and certain others as follows:

                     (1) Class 2 shares are subject to a twelve (12) month Lock-Up Provision imposed as of the close of merger into Digital or acquisition of LVL, and shall be released from such Lock-up Provision as follows: (a) one-third after six (6) months; (b) one-third after nine

(9) months; and (c) one-third after twelve (12) months ("Initial Class 2 Lock-Up"). Reorganized LVL may, at its discretion, release shares owned by Class 2 earlier than the release schedule set forth herein.

                     (2) Shares issued to (i) Classes 1, 5 and 6-A Claimants and/or Equity Security holders and (ii) MSI and any other affiliates of Debtors, as well as shares issued on exercise of options or warrants issued in connection with this Plan to any affiliate of Debtors and to underwriters in connection with the Post-Confirmation Investment shall not be sold by their holders for twelve (12) months after the close of merger into Digital or Digital's acquisition of LVL ("Initial General Lock-Up"). Such shares may be further subject to subsequent Lock-Up Provisions imposed by underwriters in conjunction with further financing representing a minimum of $1 million in the event such financing occurs within the initial twelve (12) month restriction period, but, with respect to Class 5, shall apply only to Class 5 holders who receive one hundred (100) or more shares of stock in Reorganized LVL (the "Additional Lock-Up"). The Additional Lock-Up, if it occurs, shall apply equally to all parties receiving stock hereunder except Class 2, Class 5 creditors who receive less than 100 shares, and the pre-existing shares of Digital. Reorganized LVL shall have the right to release shares subject to the foregoing Lock-Up Provisions as to any number of shares of Equity Securities provided that any release of less than all Equity Securities subject to such Lock-Up Provisions shall be allocated pro rata among all holders of such Equity Securities.

                     (3) Notwithstanding the foregoing, the Initial Class 2 Lock-Up, the Initial General Lock-Up and the Additional Lock-Up shall not prevent the sale, transfer or encumbrance of such securities in transactions outside the public market if the transferor receives from the transferee written acknowledgment that the securities will continue to be subject to the foregoing restrictions in the hands of the transferees.

          6.      CLASS 6 Equity Security Interests:

                  a. CLASS 6-A is impaired and consists of the holders of common stock of LVL which is not canceled on the Effective Date pursuant to "Insider Shareholder Notes," paragraph V.D., below. Class 6-A equity holders whose stock is not canceled on the Effective Date (Calbert Lai, Steven Venuti and Don Sanders) shall receive pro rata portions of 600,000 shares of common stock in Reorganized LVL in exchange for their Equity Security interests in LVL.

          In addition to restrictions set forth in subparagraph 5(j)(2), above, shares issued to Class 6-A Equity Security Holders may not be sold, transferred or otherwise disposed of until the earliest of (1) thirty-six months (36) months after the Effective Date, (2) a Liquidation Preference Event, or (3) the closing bid price reported on the NASDAQ market system for the common stock of Reorganized LVL has exceeded the conversion price of the Preferred Stock for ten consecutive trading days. An encumbrance of such shares shall not be deemed to be a sale or transfer.

                  b. CLASS 6-B is impaired and consists of the holders of all rights to acquire common stock of Debtors, excluding PBF's warrants specifically addressed in Class 1, above. All vested and unvested rights of Class 6-B shall be canceled upon Confirmation.

              c. Class 6-C is impaired and consists of LVL, the holder of Equity Securities in LVLA and LVLi. LVL holds 100% of the Equity Securities of LVLA and LVLi. All Equity Securities held by LVL in LVLA and LVLi shall be canceled on the Effective Date and in conjunction with the merger of LVLA and LVLi into LVL.

V.    MEANS FOR IMPLEMENTATION OF THE PLAN: SOURCE OF FUNDS

      A. Formation and Capitalization of Reorganized Debtor: Digital will merge with LVL or acquire Debtors' shares and will issue or reserve up to 4,900,000 shares of newly issued common stock and common stock equivalents upon court Confirmation of Debtor's Plan.

      Upon the Effective Date, (a) LVLA and LVLi shall be merged into LVL, and
(b) LVL shall be merged into Digital or become its wholly owned subsidiary ("LVL Subsidiary"). Concurrently, Digital shall file amended Articles of Incorporation which (a) rename the corporation "LVL Communications, Inc.," (b) authorize 600,000 shares of Series A Preferred Stock with the rights, privileges and preferences set forth in IV.5., above, (c) authorize a number of shares of common stock which is at least the number of shares required or permitted to be issued in connection with this Plan, and (d) prohibit the issuance of non-voting Equity Securities to the extent required by Section 1123 of the Bankruptcy Code. LVL will pay $150,000 to the Digital shareholders as partial consideration for the transaction.

      Concurrently, Reorganized LVL shall issue (a) the warrants to be distributed to PBF, (b) the common stock to be issued to Trident, (c) the Preferred Stock, and (d) common stock to the holders of Allowed Claims in Class 6-A.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      In addition:

             (a) Reorganized LVL may establish a stock option plan under which options may be granted to acquire not more than 1,400,000 shares of common stock of Reorganized LVL, provided that (i) such options may only be granted to existing and future employees and consultants of Reorganized LVL, (ii) the exercise price under such options shall be not less than the fair market value of such shares on the date of grant, and (iii) such options shall vest ratably over a period of not less than three years from the date of grant. The individual employees to receive such options and the numbers of shares to be covered by each option shall be determined by the Compensation Committee of the Board of Directors. Stock options to be granted to Steve Venuti and Cal Lai shall vest as follows: (1) one-half of the options shall vest ratably over a period of not less than three years from the date of grant, and (2) the remaining one-half of the options shall not vest until Reorganized LVL has had sales of at least $12 million for any 12 consecutive month period and Reorganized LVL is profitable on a quarterly basis throughout that same 12 month period.

             (b) Reorganized LVL may also issue 1,000,000 or more shares of common stock at $1.25 or more per share to accredited investors for post-Confirmation financing ("Post-Confirmation Investment"). In addition, Trident and/or its affiliate will receive warrants in conjunction with the Post-Confirmation Investment. Further, Reorganized LVL may issue 1,000,000 shares of common stock to MSI. Any shares issued to MSI shall be deemed control securities whose resale is limited by Rule 144.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

             (c) Reorganized LVL may issue warrants to acquire its common stock at an exercise price of not less than $0.50 per share to the following:
(i) 25,000 shares to Wayne Mascia and Associates, (ii) 25,000 shares to underwriters and others in connection with the issuance of notes to Trident, and
(iii) 250,000 shares to underwriters and others in connection with obtaining Post-Confirmation Investment, provided that none of such warrants may be issued to MSI or its affiliates.

      No other rights to acquire Equity Securities may be issued by Reorganized LVL in connection with this Plan, nor may any shares of LVL Subsidiary or rights to acquire such shares be issued. However, this restriction shall not prohibit Reorganized LVL from issuing additional Equity Securities after consummation of these transactions contemplated by the Plan as long as such issuances do not violate the terms of this Plan.

      Confirmation of the Plan is conditioned upon Trident having loaned Debtors a minimum of $400,000 prior to filing of their Chapter 11 cases.


      B.     Liquidity and Transferability of Post-Confirmation Equity
Interests: Not later than 90 days after the Effective Date, Reorganized LVL shall file an application for listing of its common stock on NASDAQ and shall diligently pursue such application.

      No representations are made to any party concerning the tax attributes and effects of issuance of shares, options and warrants pursuant to the Plan. You are advised to consult your own tax adviser.

      THE STOCK OF REORGANIZED LVL IS STOCK WHICH WILL NOT HAVE A MARKET INITIALLY AND WHICH DEBTORS ANTICIPATE WILL BECOME ACTIVELY TRADED. REORGANIZED LVL WILL HAVE NO

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

CONTROL OVER MARKET REACTIONS AND MAKES NO REPRESENTATION THAT IT WILL SUCCEED IN CREATING AN ACTIVE TRADING MARKET OR ACHIEVING ANY SPECIFIC VALUE.

      C. Current and Post-Confirmation Management and Consultants: Cal Lai will continue to act as Chief Executive Officer of Reorganized LVL with a base annual salary of $150,000, plus bonuses based on gross profit of Reorganized LVL not to exceed fifty percent (50%) of base annual salary. A Chief Operating Officer will be hired for Reorganized LVL with a base annual salary of approximately $150,000.

      The Board of Directors of Reorganized LVL shall consist initially of five
(5) directors: (i) one director elected by the holders of the Preferred Stock as a class; (ii) Calbert Lai, (iii) the new Chief Operating Officer of Reorganized LVL; (iv) one nominee of Trident who will be replaced by a nominee of the parties making the Post-Confirmation Investment ("Investment Group"), if any; and (v) Tom Schultz, or a nominee of the non-insider common shareholders. If LVL is not merged into Digital but, instead, remains as the LVL Subsidiary, the Board of Directors of LVL Subsidiary shall have the same size and composition as the Board of Directors of Reorganized LVL and such Board shall be subject to the same rights and responsibilities as to the LVL Subsidiary as does the Board of Reorganized LVL.

      The Boards of Directors of LVL and LVL Subsidiary shall have two committees, the Compensation Committee and the Audit Committee which shall continue in force as long as 50% of the Preferred Stock remains outstanding. The Compensation Committee and the Audit Committee shall each consist of three (3) members as follows:

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

            Person elected by holders of Preferred Stock as a class Tom Schultz, or a nominee of the non-insider shareholders Nominee of Trident or Investment Group

      MSI has provided services to Debtors pre-Confirmation, and will continue to provide services to Reorganized LVL post-Confirmation. For its services rendered to Debtors, and subsequently Reorganized LVL, MSI will receive:

            1. $20,000 non-refundable retainer paid $10,000 upon engagement and $10,000 upon close of escrow on the Bridge Funding;

            2. 750,000 shares of Reorganized LVL common stock on the Effective Date (50% to MSI and 50% to Tom Schultz);

            3. 250,000 shares of Reorganized LVL common stock (50% to MSI and 50% to Tom Schultz) shall be issued on the Effective Date, held in escrow, and released to MSI and Tom Schultz only upon the occurrence of one of the following events:

                     (a) The net worth of Reorganized LVL increases by $1,000,000 (excluding the effect of the lease assignment to Steelcase, Inc., and any other non-financing transactions outside the ordinary course of business) from immediately after the Effective Date to the end of the eighth month which ends after the Effective Date; or

                     (b) A total of $1,000,000 in proceeds is received by Debtors and/or Reorganized LVL from the Bridge Funding and any Post-Confirmation Investment received within eight months after the Effective Date.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      In the event that neither event (a) nor event (b) occurs within the preceding time period, Reorganized LVL shall repurchase said 250,000 shares for the total amount of $1.

               4. A monthly fee of $10,000 payable for one year, beginning upon engagement, to be paid as cash becomes available from operations or from the proceeds of Debtors' financing efforts;

               5. Separately budgeted per diem or project fees for specific activities or projects undertaken from time to time by MSI at the request of Debtors; and

               6. Reimbursement of legal, travel, and other out-of-pocket expenses pre-approved by Debtors.

      Resale of shares issued to MSI will be restricted by Rule 144 and the same Lock-Up Provisions as Classes 1, 5 and 6-A.

      Tom Schultz has acted as Chief Operating Officer for LVL on a contract basis. He will be compensated by Debtors and/or Reorganized LVL for his services to Debtors and/or Reorganized LVL on an hourly basis until the hiring of a full time Chief Operating Officer. After such time, his sole Cash compensation shall be one-half of the MSI $10,000 monthly fee and he shall cease to act as Chief Operating Officer. Mr. Schultz will serve on Reorganized LVL's Board of Directors, Compensation Committee and Audit Committee.

      D. Insider Shareholder Notes: On the Effective Date (a) all note obligations created in conjunction with the purchase of Equity Securities of Debtors held by Employee Shareholders shall be canceled, (b) such cancellation shall discharge any and all claims which the Employee Shareholders may have or have had against Debtors for any reason


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION based on any act or omission prior to the commencement of the Chapter 11 cases, and (c) all Equity Securities in Debtors owned by Employee Shareholders shall also be canceled (the "Canceled Employee Shares"). These provisions do not affect Don Sanders.

      E. Media Obligations: A compromise among the Debtors, the media creditors listed on Exhibit "A" ("Media Creditors"), S3 and Fujitsu is being negotiated pursuant to which, at confirmation of the Plan S3 would pay up to $125,000 to LVL and Fujitsu would pay up to $100,000 to LVL in full satisfaction of their respective obligations to LVL, and the media creditors listed on Exhibit "A" who consent to this settlement will be deemed to have released S3 and Fujitsu from all claims arising from advertising placed on their behalf by LVL. Such payments by S3 and/or Fujitsu will be reduced, pro rata, for any Media Creditor who does not consent to the compromise or eliminated entirely if S3 or Fujitsu rejects the settlement because it has not been consented to by all Media Creditors associated with its obligation.

      F. Treatment of Security Interests: All security interests and liens including, but not limited to judicial liens and attachments, are extinguished at Confirmation except security interests existing in favor of PBF and any security interests determined to be held by Classes 3, 4-A and 4-B Claimants which are preserved under the express terms of this Plan.

      G. Employee Benefits: Accrued vacation pay and other employee benefits for employees who are employed by Debtors as of the date of commencement of the Chapter 11 cases shall continue to be paid in the ordinary course of business by Reorganized LVL.


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      H. Steelcase Lease Assumption: Debtor shall assume and assign the lease with RRC Partners for the premises located at 499 University Avenue (480 Cowper Street), Palo Alto, California to Steelcase, Inc., pursuant to the agreement Debtor entered into with Steelcase, Inc., regarding such assignment. On the Effective Date the following contractual requirements shall be performed:
(1) to the extent the automatic stay remains in effect after the Effective Date, such automatic stay shall be vacated to permit Steelcase, Inc., to obtain possession of the premises and to perform under the terms of the Steelcase Agreement; (2) Steelcase, Inc., shall be granted possession of the subject premises as of May 1, 1998 free and clear of all liens and encumbrances; and (3) any indemnity claim that Steelcase, Inc., establishes as valid against LVL shall be granted administrative priority in the bankruptcy case. Confirmation of this Plan shall be deemed to be approval of such assumption and assignment by the Bankruptcy Court and constitute a finding that the Steelcase, Inc., transaction is not a fraudulent conveyance.

      I. Continuing Creditors' Committee Notwithstanding Confirmation, the Committee shall continue to serve in the case until all agreements, documents, and securities required or permitted in connection with the Plan are entered into, executed and delivered, and/or issued. Without limiting the generality of the foregoing, the Committee shall have the right to (a) investigate and require the Debtor to file objections to the allowance of any claim or interest pursuant to the provisions hereof relating to Disputed Claims, (b) approve the form, prior to the effectiveness thereof, of all agreements, documents, and


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION securities required or permitted in connection with this Plan (including the agreement for merger or acquisition with Digital Power Holding Company, the amended Articles of Incorporation thereof, and the provisions of any stock options or warrants required or permitted hereunder) for the purpose of assuring that such agreements, documents, and securities conform to the terms of this Plan, and (c) employ and cause the Debtors and/or Reorganized LVL to compensate professionals for services rendered after Confirmation in such amounts as the Committee shall consider appropriate (subject to the right of the Debtors or Reorganized LVL to request review by the Bankruptcy Court of the reasonableness of such compensation). The Committee's right under clause (b) of the preceding sentence shall include the right to bring a motion before the Bankruptcy Court to compel modification of such agreements, documents, and/or securities to cause them to conform to the terms of this Plan.

VI.   RECOVERY OF AVOIDABLE TRANSFERS

      The Debtors may commence any adversary proceeding to recover transfers avoidable under the Bankruptcy Code within the time specified in the Bankruptcy Code.

VII.  UNPAID CLAIMS RESERVE

      1. Except to the extent the Bankruptcy Court shall determine that a sufficient reserve for Disputed Claims is less than the full amount asserted by the holder thereof, in determining the amount of distributions due to the holders of Allowed Claims and to be reserved for Disputed Claims, the appropriate Pro Rata calculations required by

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

section IV of this Plan shall be made as if all Disputed Claims were Allowed Claims.

      2. On the Effective Date, all distributions that would be delivered to holders of Disputed Claims if they were Allowed Claims shall be deposited by the Debtors in the Unpaid Claims Reserve.

      3. All Cash held in the Unpaid Claims Reserve shall be invested in such investments as are permitted under Section 345 of the Bankruptcy Code.
The earnings on such investments shall be first applied to reimburse the Debtors for their costs and expenses incurred in connection with the maintenance of the Unpaid Claims Reserve and the making of distributions subsequent to the Effective Date. All earnings in excess of such costs and expenses shall be held in the Unpaid Claims Reserve and shall be distributed only in the manner set forth below.

      4. When a Disputed Claim becomes an Allowed Claim, the distributions due on account of such Allowed Claim shall be released from the Unpaid Claims Reserve and disbursed to the holder of such Allowed Claim. If the objection is resolved in favor of the Debtors, the funds (including interest) and/or Reorganized LVL Equity Securities will be distributed Pro Rata among the other members of the Class to which the Claimant belongs.

VIII. UNCLAIMED PROPERTY

      1. Unclaimed Property shall be deposited in the Unpaid Claims Reserve to be held in trust for the benefit of the holders of Allowed Claims entitled thereto. For a period of ninety (90) days following each attempted distribution, Unclaimed Property shall be held in the Unpaid Claims Reserve solely for the benefit of the holders of Allowed Claims

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION which have failed to claim such Property. During such ninety (90) day period, Unclaimed Property due the holder of an Allowed Claim shall be released from the Unpaid Claims Reserve and disbursed to such holder upon presentation of proper proof by such holder of its entitlement thereto.

      2. At the end of ninety (90) days after each attempted distribution, the holders of Allowed Claims entitled to Unclaimed Property shall cease to be entitled thereto. The Unclaimed Property shall then be treated as a portion of funds available to pay creditors in the same class as the holder of Allowed Claims that failed to claim his distribution. Such unclaimed funds shall be promptly distributed Pro Rata to the other holders of Allowed Claims in the same class as the holder of Allowed Claims that failed to claim his distribution.

IX.   RETENTION, ENFORCEMENT AND WAIVER OF CLAIMS

      Debtors shall retain and may enforce claims held by it or its estate except such claims which have been waived, relinquished, or released in accordance with this Plan.

X.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

      All executory contracts and unexpired leases to which Debtors were parties at the time the cases commenced will be rejected with the exception of the executory contracts and unexpired leases listed on Exhibit "B" attached hereto and incorporated by reference herein. The executory contracts and unexpired leases listed on Exhibit "B" will be assumed at the Effective Date and assigned to Reorganized LVL or LVL Subsidiary. The last date to file claims for rejected contracts and/or unexpired leases shall be 30 days after the Effective Date. Any entity

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION with a claim that arises from the rejection of an executory contract or unexpired lease shall have the rights of a Class 5 unsecured claimant to the extent such claim becomes an Allowed Claim in that Class.

XI.   TAXES

      No representations are made to any party concerning the tax attributes and affects of this Plan. You are advised to consult your own tax adviser.

XII.  REVESTING

      Except as provided in the Plan or in the Confirmation Order, on the Effective Date, Reorganized LVL shall be vested with all the property of Debtors' estates free and clear of all claims, liens, security interests, charges and other interests of the creditors arising prior to Confirmation.

XIII. BAR DATE AND NOTICE

      1. Pre-Petition Claims: In accordance with Federal Rules of Bankruptcy Procedure, Rule 3003(c)(3), the Court will establish a bar date as the last day by which creditors would be permitted to file Proofs of Claim in this case (the "Bar Date"). Pursuant to Bankruptcy Code Section 502 and Federal Rules of Bankruptcy Procedure, Rule 3003(c)(2), any creditor whose claim is not scheduled by Debtors or was scheduled as disputed, contingent or unliquidated, and who fails to file a Proof of Claim on or before the Bar Date, will not be treated as a creditor with respect to such claim for purposes of voting on, and receiving a distribution under, the Plan. Debtors intend to file objections to all late filed claims and to all duplicate, excessive or otherwise defective claims.

      2. Administrative Claims: Any creditor who has an Administrative Expense Claim (other than for ordinary business

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION expenses payable in the ordinary course and other than professionals) shall file a proof of claim or application for payment with the Court for such administrative expenses on or before 45 days after the Effective Date and serve a copy thereof on Debtors. Administrative Expense Claims filed after the deadline set forth herein shall be barred and Debtors have no obligation to pay such late filed claims. This provision specifically excludes administrative claims of professionals employed in this Bankruptcy Case.

XIV.  POST-CONFIRMATION BUSINESS TRANSACTIONS

      Reorganized LVL shall have the flexibility to conduct its advertising and interactive businesses as it deems necessary as long as Reorganized LVL does not violate provisions of the Plan. Such business conduct may include, but is not limited to, selling assets, selling equipment, entering into new lease agreements, purchasing equipment and entering into new contracts. Reorganized LVL may, at the same time, seek an opportunity for a merger or acquisition.

XV.   RETENTION OF JURISDICTION

      Notwithstanding Confirmation, the Bankruptcy Court shall retain full jurisdiction as provided in 28 U.S.C. Section 1334 to enforce the provisions, purposes, and intent of this Plan including, without limitation:

      1. Determination of the allowability and priority of claims and interests;

      2. Determination of requests for payment of claims entitled to priority under Section 507(a)(1) of the Bankruptcy Code, including compensation of parties entitled thereto;

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

      3. Resolution of controversies and disputes regarding interpretation of this Plan;

      4. Implementation of the provisions of this Plan and entry of orders in aid of Confirmation of this Plan, including, without limitation, appropriate orders to protect the Debtor from creditor action;

      5. Modification of this Plan pursuant to Section 1127 of the Bankruptcy Code and amendments to this Plan after substantial consummation;

      6.       Adjudication of any causes of action brought by the Debtor;

      7.       Any determination or estimation necessary or appropriate under
Section 505 of the Bankruptcy Code or other determination or estimation relating to tax returns filed or to be filed by the Debtors for periods through the end of the fiscal year in which the Effective Date occurs, including the determination of the amount of taxes, net operating losses, tax attributes, tax benefits, tax refunds, and related matters of the Debtors; and

      8.       Entry of a final decree closing this case.

XVI. POST-CONFIRMATION NOTICES

      In the event it is necessary to provide notice to creditors after the Plan is confirmed, notice will be mailed only to the following: (1) parties affected by the noticed action, (2) committees appointed in the case, (3) Debtors, (4) Reorganized LVL, (5) United States Trustee, and (6) parties requesting special notice of post-confirmation matters.

DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

XVII. UTILITIES

      All deposits made to utility companies during the pendency of this case shall be returned to Debtors within fifteen (15) days after the Effective Date of this Plan.

Date:  April 15, 1998

                               LVL COMMUNICATIONS
                               CORPORATION
                               A California Corporation

                               By: /s/
                                   -------------------------------------
                                   Cal Lai
                                   Chief Executive Officer


                                LVL ADVERTISING, INC.
                                A California Corporation

                                By: /s/
                                    -------------------------------------
                                    Cal Lai
                                    Chief Executive Officer


                                LVL INTERACTIVE, INC.
                                A California Corporation

                                By: /s/
                                    -------------------------------------
                                    Steve Venuti
                                    Chief Executive Officer


LAW OFFICES OF WILLIAM C. LEWIS

By: /s/
    ---------------------------------------
    William C. Lewis
Attorneys for Debtors


DEBTORS' FIRST AMENDED JOINT PLAN OF REORGANIZATION

Fujitsu Media Aging

-----------------------------------------------------------------------------------------------------------------
 CMP
-----------------------------------------------------------------------------------------------------------------
    Invoice #          Date          Current        30 - Day     60 - Day       90+ - Day             Total
-----------------------------------------------------------------------------------------------------------------
     49244            8/7/96                                                   $40,499.78
     00376           8/12/96                                                    $7,588.37
     00614           8/12/96                                                   $13,587.25
-----------------------------------------------------------------------------------------------------------------
     Total                                                                     $61,675.40          $61,675.40
=================================================================================================================

-----------------------------------------------------------------------------------------------------------------
  Ziff-Davis
-----------------------------------------------------------------------------------------------------------------
   Invoice #           Date          Current        30 - Day     60 - Day      90+ - Day              Total
-----------------------------------------------------------------------------------------------------------------
   304548001         7/16/96                                                   $20,797.67
  304548001A         7/16/96                                                    $8,576.77
  305446001A         7/19/96                                                    $8,604.49
   305446002         7/19/96                                                   $45,265.29
   306417001         7/25/96                                                   $32,779.33
   309151001         8/13/96                                                   $16,537.92
   310137001         8/19/96                                                   $19,089.92
-----------------------------------------------------------------------------------------------------------------
     Total                                                                    $154,631.39         $154,631.39
=================================================================================================================

-----------------------------------------------------------------------------------------------------------------
 McGraw-Hill
-----------------------------------------------------------------------------------------------------------------
   Invoice #           Date          Current       30 - Day      60 - Day      90+ - Day             Total
-----------------------------------------------------------------------------------------------------------------
   04615950          7/19/96                                                   $35,309.28
   04615996          7/31/96                                                   $73,776.17
   04616044          8/15/96                                                   $73,776.17
-----------------------------------------------------------------------------------------------------------------
     Total                                                                    $182,861.62         $182,861.62
=================================================================================================================

-----------------------------------------------------------------------------------------------------------------
    Fortune
-----------------------------------------------------------------------------------------------------------------
   Invoice #           Date          Current        30 - Day    60 - Day       90+ - Day             Total
-----------------------------------------------------------------------------------------------------------------
     71896           7/18/96                                                   $55,097.56
    6424300          7/22/96                                                   $64,145.25
-----------------------------------------------------------------------------------------------------------------
     Total                                                                    $119,242.81         $119,242.81
=================================================================================================================

-----------------------------------------------------------------------------------------------------------------
   PC World
-----------------------------------------------------------------------------------------------------------------
   Invoice #           Date          Current        30 - Day    60 - Day       90+ - Day            Total
-----------------------------------------------------------------------------------------------------------------
    264507           7/18/96                                                    $9,834.61
    264508           7/18/96                                                   $41,097.50
-----------------------------------------------------------------------------------------------------------------
     Total                                                                     $50,932.11         $50,932.11
=================================================================================================================

---------------------------------------------------------------------------------------------------------------
Forbes
---------------------------------------------------------------------------------------------------------------
Invoice #      Date        Current         30 - Day         60 - Day          90+ - Day            Total
---------------------------------------------------------------------------------------------------------------
   48535      8/1/96                                                          $46,827.16
   46855     8/16/96                                                          $54,516.58
---------------------------------------------------------------------------------------------------------------
   Total                                                                     $101,343.76        $101,343.76
===============================================================================================================

---------------------------------------------------------------------------------------------------------------
Transportation Media Inc.
---------------------------------------------------------------------------------------------------------------
Invoice #      Date        Current         30 - Day         60 - Day          90+ - Day            Total
---------------------------------------------------------------------------------------------------------------
  004203      8/1/96                                                          $16,352.60
  037790      8/1/96                                                          $17,425.00
  038200      9/1/96                                                          $11,475.00
  038141      9/1/96                                                          $17,425.00
---------------------------------------------------------------------------------------------------------------
   Total                                                                      $62,677.60         $62,677.60
===============================================================================================================

---------------------------------------------------------------------------------------------------------------
Dow Jones & Company, Inc.
---------------------------------------------------------------------------------------------------------------
Invoice #      Date        Current         30 - Day         60 - Day          90+ - Day            Total
---------------------------------------------------------------------------------------------------------------
 24349963    7/31/96                                                         $165,611.95
---------------------------------------------------------------------------------------------------------------
   Total                                                                     $165,611.95        $165,611.95
===============================================================================================================

Total                  $899,176.64

     Current              $0.00
    30 - Day              $0.00
    60 - Day              $0.00
   90+ - Day           $899,176.64

S31 Media Aging

---------------------------------------------------------------------------------------------------------------
Ziff-Davis
---------------------------------------------------------------------------------------------------------------
  Invoice #         Date          Current      30 - Day        60 - Day          90+ - Day            Total
---------------------------------------------------------------------------------------------------------------
  316210001         9/27/96                                                      $11,493.53
  316889001         10/2/96                                                      $33,545.85
  321519001        10/28/96                                                      $11,493.63
  322890001         11/6/96                                                      $37,273.17
  325814001        11/19/96                                                       $6,637.63
  316055001        11/20/96                                                      $23,983.06
  327422001        11/22/96                                                      $12,621.45
  327422002        11/22/96                                                       $5,299.89
  327422003        11/22/96                                                       $5,299.89
  328098002        11/26/96                                                       $2,793.41
  328098001        11/26/96                                                       $2,793.41
  328098004        11/26/96                                                       $5,746.76
  328098003        11/26/96                                                       $2,793.41
  329087001         12/5/96                                                       $7,867.22
  329087002         12/5/96                                                       $7,867.22
  329087003         12/5/96                                                      $17,290.50
  332548002        12/24/96                                                       $5,299.89
  332548001        12/24/96                                                       $5,299.89
  332548003        12/24/96                                                      $12,621.45
  333280003        12/26/96                                                       $2,793.41
  333280002        12/26/96                                                       $2,793.41
  333280001        12/26/96                                                       $2,793.41
  333280004        12/26/96                                                       $5,746.76
  335013003          1/9/97                                                      $17,290.50
  335013002          1/9/97                                                       $7,867.22
  335013001          1/9/97                                                       $7,887.22
  336754001         1/22/97                                                      $19,211.67
  336636001         1/22/97                                                      $12,621.45
  338361001         1/28/97                                                       $6,047.71
  341871001         2/18/97                                   $19,211.67
---------------------------------------------------------------------------------------------------------------
    Total                                      $0.00          $19,21l.67        $303,053.92      $322,265.59
===============================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
PC World
-----------------------------------------------------------------------------------------------------------------------------
    Invoice #            Date             Current           30 - Day         60 - Day         90+ - Day             Total
-----------------------------------------------------------------------------------------------------------------------------
     279615             9/25/96                                                               $31,450.00
     292754            11/26/96                                                               $15,725.00
     298253            12/20/96                                                               $17,061.63
-----------------------------------------------------------------------------------------------------------------------------
      Total                                                  $0.00            $0.00           $64,236.63         $64,236.63
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
Wired
-----------------------------------------------------------------------------------------------------------------------------
    Invoice #                             Current           30 - Day         60 - Day         90+ - Day             Total
-----------------------------------------------------------------------------------------------------------------------------
     961023              9/5/96                                                               $18,188.86
     961424             11/7/96                                                               $31,527.35
     970153             12/9/96                                                               $35,735.70
- -----------------------------------------------------------------------------------------------------------------------------
      Total                                                                                   $85,451.91         $85,451.91
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
Addicted To Noise
-----------------------------------------------------------------------------------------------------------------------------
   Invoice #             Date            Current           30 - Day         60 - Day          90+ - Day            Total
-----------------------------------------------------------------------------------------------------------------------------
    212005              10/7/96                                                                $5,100.00
    301001              12/3/96                                                                $5,100.00
-----------------------------------------------------------------------------------------------------------------------------
    Total                                                                                     $10,200.00         $10,200.00
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
Rolling Stone
-----------------------------------------------------------------------------------------------------------------------------
  Invoice #              Date             Current           30 - Day         60- Day           90+ - Day            Total
-----------------------------------------------------------------------------------------------------------------------------
    34399                9/9/96                                                               $92,310.00
    34980               11/4/96                                                               $40,273.00
    35521               12/2/96                                                               $46,155.00
-----------------------------------------------------------------------------------------------------------------------------
    Total                                                                                    $178,738.00        $178,738.00
=============================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------
Jumbo
-----------------------------------------------------------------------------------------------------------------------------
  Invoice #              Date             Current           30 - Day         60- Day           90+ - Day            Total
-----------------------------------------------------------------------------------------------------------------------------
     269               10/31/96                                                                $5,950.00
     289               11/30/96                                                                $5,950.00
     318                 1/3/97                                                                $5,950.00
-----------------------------------------------------------------------------------------------------------------------------
    Total                                                                     $0.00           $17,850.00         $17,850.00
=============================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 Sports Illustrated
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
     6562230            10/14/96                                                         $101,904.38
     6655200            11/25/96                                                          $50,952.19
     6744390             1/27/97                                                          $53,518.12
------------------------------------------------------------------------------------------------------------------------
      Total                                                              $0.00           $206,374.69      $206,374.69
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 Popular Science
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
     4308740            11/10/96                                                         $30,481.00
     4336640             1/10/97                                                         $28,751.20
------------------------------------------------------------------------------------------------------------------------
      Total                                                              $0.00           $59,232.20        $59,232.20
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 Spotmedia Communications
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
       247               11/1/96                                                         $3,188.00
       277               12/1/96                                                         $3,188.00
       332                1/1/97                                                         $3,188.00
------------------------------------------------------------------------------------------------------------------------
      Total                                                              $0.00           $9,564.00          $9,564.00
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 CNET: The Computer Network
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
      6206              11/30/96                                                        $12,112.50
      6207              11/30/96                                                        $12,112.50
      6272               1/13/97                                                        $12,112.50
      6290               1/31/97                                                        $12,112.50
------------------------------------------------------------------------------------------------------------------------
      Total                                             30 - Day         $0.00          $48,450.00         $48,450.00
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 KNDD
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
     36784501           12/24/96                                                        $10,132.00
------------------------------------------------------------------------------------------------------------------------
      Total                                                                             $10,132.00         $10,132.00
========================================================================================================================

------------------------------------------------------------------------------------------------------------------------
 KUBE-FM
------------------------------------------------------------------------------------------------------------------------
    Invoice #             Date           Current        30 - Day        60 - Day         90+ - Day           Total
------------------------------------------------------------------------------------------------------------------------
     54640601           12/29/96                                                        $11,288.00
------------------------------------------------------------------------------------------------------------------------
      Total                                                                             $11,288.00         $11,288.00
========================================================================================================================

     Invoice #             Date           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
       110105            11/30/96                                                      $2,592.50
       120055            12/22/96                                                      $8,457.50
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $11,050.00       $11,050.00
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
 Audio House Inc.
-------------------------------------------------------------------------------------------------------------------
     Invoice #             Date           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
       612192            12/22/96                                                     $9,010.00
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $9,010.00        $9,010.00
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
 KIIS FM
-------------------------------------------------------------------------------------------------------------------
     Invoice #             Date           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
       120100            12/29/96                                                     $15,470.00
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $15,470.00       $15,470.00
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
 KFOG
-------------------------------------------------------------------------------------------------------------------
     Invoice #             Date           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
       120184            12/29/96                                                     $11,220.00
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $11,220.00       $11,220.00
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
 KISW
-------------------------------------------------------------------------------------------------------------------
     Invoice #             Dale           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
      30413801           12/22/96                                                     $15,096.00
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $15,096.00       $15,096.00
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------
 KYLD
-------------------------------------------------------------------------------------------------------------------
     Invoice #             Date           Current       30 - Day       60 - Day       90+ - Day          Total
-------------------------------------------------------------------------------------------------------------------
       120090            12/29/96                                                     $2,585.00
-------------------------------------------------------------------------------------------------------------------
       Total                                                                          $2,585.00        $2,585.00
===================================================================================================================

----------------------------------------------------------------------------------------------------------------------
 KMEL
----------------------------------------------------------------------------------------------------------------------
    Invoice #           Date          Current           30 - Day         60 - Day          90+ - Day        Total
----------------------------------------------------------------------------------------------------------------------
     120169           12/29/96                                                             $6,375.50
----------------------------------------------------------------------------------------------------------------------
     Total                                                                                 $6,375.50      $6,375.50
======================================================================================================================



Total              $1,094,589.52


     Current           $0.00
    30 - Day           $0.00
    60 - Day         $19,211.67
   90+ - Day       $1,075,377.85

LEASE COMPANIES               10/30/97

                                                                                              Lease #/
COMPANY                       CONTACT/TITLE                ADDRESS/PHONE                      AMOUNT OWED

AT&T Capitol Corp             Kathy Sanchez                800-835-5699 x6245                 $8,914.12
(Syquest, Quantum hard                                     P.O. Box 85047                     #00394847
drives/Quark software)                                     Louisville, KY 40285               #00314014


AT& T Credit
Corporation                                                P.O. Box 85340                     about $12,000
(Merlin Legend voice                                       Louisville, KY 40285               10044W207626-
mail system, accessories)                                  Attn: Frank Taylor                 00011, 00020,
                                                                                              00030, 00040,
                                                                                              00050, 00060,
                                                                                              00080, 00090,
                                                                                              00100, 00110,
                                                                                              00140


Copelco                       Steve Russell               609-231-9600 x 4103                 $10,016.32
(Office Furniture)                                        P.O. Box 8500-1700                  #0546910
                                                          Philadelphia, PA 19178              #0427760


                                                          Goodman & Metz
(legal for                                                16000 Ventura Blvd., Ste. 905
Copelco)                                                  Encino, CA 91436
                                                          818-386-2889
                                                          Attn: Jordan Metz


Dana Commercial               Darryl Bo                   201 Big Beaver Road                 $17,414.27
(Duos, docking station,                                   P.O. Box 7100                       #334788
Mac computers, monitors)                                  Troy, MI 48007                      #340359
Juke box, Pinnacle OPT                                    Attn: Darrell Bowe
disk, Phaser printer)                                     Ph: 800-821-3921

                                                                                      Lease #/
COMPANY                     CONTACT/TITLE            ADDRESS/PHONE                    AMOUNT OWED



Greentree Vendor            Vicki Maulner            P.O. Box 6167                   $3,515.91
Services (formerly                                   Carol Stream, IL 60197
Cambridge)                                           201-712-3566                    $3,798.96
(Sun Sparc station,                                                                  #7191107
CD ROM drive, peripherals                                                            #7191906
for workstation)




IKON Office                 Jean Bell                510-988-4245                    $19,431.25
(formerly Alco)                                                                      #6583116001
(Canon Color copier,                                                                 Lease 19058
Flery)


(Payment)                                            File #73004
                                                     P.O. Box 60000
                                                     San Francisco, CA 94160-3004


(Correspondence)                                     1550 Parkside Dr.
                                                     Walnut Creek, CA 94596


LeaseTec                    Elaine Stuart            1401 Pearl Street               $5,483.61
(Sun Ultra 170                                       Boulder, CO 80302               #CA4009
computer, upgrades,                                  303-443-8064                    #L5503
Netscape server,
critical network gear)


Lucent Technologies         Maggie Fields            American Bureau of              $9787.19
(voice mail add-on)                                  Collections West, Inc           #00181557463
(collections)                                        2500 Red Hill Avenue            File#742-690
                                                     Suite 200
                                                     Santa Ana, CA 92705-9946
                                                     Ph: 714-261-1146

                                                    Fax: 714-281-9149
                                                                                     Lease #/
COMPANY                       CONTACT/TITLE         ADDRESS/PHONE                    AMOUNT OWED
Lucent                        Hal Glassberg         Glassberg, Pollack & Auerbach
Technologies                                        44 Montgomery St. Ste 1660
(legal)                                             San Francisco, CA 94104
                                                    Ph: 415-291-8320
                                                    Fax: 415-219-8111

Lucent Technologies                                 P.O. Box 10193
                                                    Van Nuys, CA 91410-0193
                                                    800-247-700


Manifest Group                Deb Johnson           P.O. Box 5179                    $10,016.32
(5 Quadras, Mac7100s,)                              Sioux Falls, SD 57117            #502859
9 monitors, keyboards,                              800-325-2236 x3249
external drives, etc.)


Rockford
Industries                    Eric Treanor          800-736-0220                     $11,374.90
(Lasermaster printer)                               1055 Westlakes Drive             #24120283
(collections)                                       Berwyn, PA 19312                 or #13719


Rockford Industries                                 800-736-02200
                                                    P.O. Box 105819
                                                    Atlanta, GA 30348-5819



* NOTE: Dollar amounts shown for leases are figures the lease companies--these include accelerated payments FOR ENTIRE LEASES, LATE CHARGES AND OTHER AMOUNTS THEY SAY NEED TO BE PAID TO REINSTATED LEASES.

12/19/97                                                                 Rental Agremeent    #/ PERSONAL GUARANTEE/
COMPANY                 CONTACT/TITLE         ADDRESS/PHONE              AMOUNT OWED            KEEP OR RETURN EQUIP.
Xerox Corporation                             Western Admin Center       Cust. #691901417       No guarantee: rental,
(color copier, Fiery,                         P.O. Box 25074                                    Keep equipment.
2 B&W copiers)                                Santa Ana, CA  92799

        LVL Communications lease for space at 499 Cowper Street, Palo Alto, CA, from RRC Partners, a California limited liability company

        LVL Communications lease for space at 1546 7th Street, Santa Monica, CA, from 7th Street Partners, Ltd., a California Limited Partnership

        Agreement to Assume Lease dated December 9, 1997 between LVL Communications Corporation and Steelcase, Inc., for an assignment of the 499 Cowper Street Lease, and all related agreements

        Exclusive Authorization and Right to Lease with Wayne Mascia and Associates dated August 28, 1997, as amended by letter dated November 13, 1997

        Agreement to Engage Mackenzie Shea, Inc. as Business Consultants for LVL Communications, Inc., effective as of September 9, 1997, as amended by the Plan

        401(k) Plan

        Accrued vacation pay and other employee benefits for employees who are employed by the Debtors as of the date of commencement of the Chapter 11 Cases

        Hartford Ins. Co. of the Midwest Package Policy #57UUCFH1184

        Hartford Casualty Co. Umbrella Policy #57XHUYZ9729

        Hartford Fire Ins. Co. Package Policy #57SBAEN8572

        Hartford Casualty Co. Umbrella Policy #57XHUXK9788

        State Fund Workers' Compensation Policy #1463048